SECOND AMENDMENT
                                ------ ---------


          SECOND AMENDMENT (this "Amendment"), dated as of May 23, 1996, among SERVICE MERCHANDISE COMPANY, INC. (the "Borrower"), the various lending institutions party to the Credit Agreement referred to below (the "Banks"), and CHEMICAL BANK, as Administrative Agent (in such capacity, the "Agent"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.


                              W I T N E S S E T H :
                              - - - - - - - - - -

          WHEREAS, the Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of June 8, 1994 and amended by the First Amendment thereto dated as of April 13, 1995 (as so amended, the "Credit Agreement"); and

          WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided;

          NOW, THEREFORE, it is agreed that as of the Second Amendment Effective Date (as defined below):

          1. The number "10" in Section 1.01(e) of the Credit Agreement is hereby deleted and replaced with the number "15".

          2. The first parenthetical in Section 3.03(c) of the Credit Agreement is hereby deleted and the following language is inserted in lieu thereof:

     (including capital stock and securities held thereby, but excluding (i) sales of inventory, material and equipment in the ordinary course of business, (ii) in any fiscal year of the Borrower the first $50,000,000 in Net Sale Proceeds (other than Net Sale Proceeds resulting from sales described in clause (i)), (iii) dispositions of Cash Equivalents and (iv) Net Sale Proceeds resulting from the sale or transfer of receivables pursuant to the Credit Card Program)

          3. Section 9.01 of the Credit Agreement is hereby amended by (a) deleting the word "and" at the end of clause (xiv), (b) deleting the period at the end of clause (xv) and inserting in lieu thereof ";and" and (c) inserting immediately thereafter the following new clause:

          (xvi) Liens on receivables which may arise as a result of their transfer or sale by the Credit Card Subsidiaries in connection with the Credit Card Program.

          4. Section 9.02 of the Credit Agreement is hereby amended by (a) deleting the word "and" at the end of clause (xii), (b) deleting the period at the end of clause (xiii) and inserting in lieu thereof ";and" and (c) inserting immediately thereafter the following new clause:

          (xiv) The Credit Card Subsidiaries may sell or transfer receivables in conjunction with the Credit Card Program.

          5. Section 9.03 of the Credit Agreement is hereby amended by (a) deleting the word "and" at the end of clause (iv), (b) deleting the period at the end of clause (v) and inserting in lieu thereof ";" and (c) inserting immediately thereafter the following new clauses:

          (vi) the Borrower and its Subsidiaries may make Investments in the Credit Card Subsidiaries in an amount not to exceed $50,000,000 (plus any amount of Restricted Payments made therein in compliance with Subsection
     9.03 (ii) of the Credit Agreement); and

          (vii) the Credit Card Subsidiaries may make Investments in connection with the Credit Card Program.

          6. The last three entries under the heading "Fiscal Quarter Ended" and their corresponding ratios under the heading "Ratio" in Section 9.06 of the Credit Agreement are hereby deleted and the following three entries are inserted in lieu thereof:

          Fiscal Quarter
              Ended                                                  Ratio
          --------------                                             -----
          Fiscal quarters ending
            closest to December 31, 1995,
            March 31, 1996, June 30, 1996,
            September 30, 1996, December 31,

            1996, March 31, 1997, June 30,
            1997 and September 30, 1997                             1.75:1

          Fiscal quarters ending
            closest to December 31, 1997,
            March 31, 1998, June 30, 1998
            and September 30, 1998                                  2.00:1

          Fiscal quarters ending
            closest to December 31, 1998
            and thereafter                                          2.25:1

          7. Section 9.11 of the Credit Agreement is hereby amended by inserting
the   following   parenthetical   after  the  first   appearance   of  the  word
"Subsidiaries" appearing therein:

          (other than the Credit Card Subsidiaries)

          8. Section 9.12(b) of the Credit Agreement is hereby amended by (a) deleting the word "and" at the end of clause (ii) and inserting a comma in lieu thereof and (b) adding the following new clause (iv) to the end thereof:

          and (iv) any Credit Card Subsidiary may issue capital stock to any Person so long as after giving effect thereto, such Credit Card Subsidiary remains a Subsidiary.

          9. Section 9.15(a) of the Credit Agreement is hereby amended so that the following language appears after the last word in the sentence and immediately prior to the final period:

          ; provided that any Credit Card Subsidiary shall not be subject to this clause (b)

          10. Section 11.01 of the Credit Agreement is hereby amended by inserting in the appropriate alphabetical order the following new definitions:

          "Credit Card Program" shall mean a customary private credit card program and/or co-branded VISA, MASTERCARD or other credit card program created and operated by the Credit Card Subsidiaries, pursuant to documentation satisfactory to the Administrative Agent.

          "Credit Card Subsidiaries" shall mean any direct or indirect Subsidiary of the Borrower, and any wholly-owned Subsidiaries of such Subsidiary, created in connection with the Credit Card Program, so long as
     (i) they engage in no business or transactions other than the issuance of credit cards, the extension of credit to cardholders pursuant thereto and all other customary transactions incident thereto (including the sale or transfer of receivables pursuant to asset-backed financing transactions) and (ii) the liabilities of the Credit Card Subsidiaries shall be without recourse to the Borrower and its Subsidiaries (other than Credit Card Subsidiaries), provided that the Borrower and its Subsidiaries may enter into customary underwriting agreements on behalf of the Credit Card Subsidiaries for the purpose of customary securities law indemnifications.

          11. The definition of "Permitted Inventory Financing" in Section 11.01 of the Credit Agreement is hereby amended so that the following language is inserted at the end of the definition and immediately prior to the final period:

     ; provided, however, that from December 1 of each year until January 29 of the following year, as long as the Borrower has no Revolving Outstandings, the amount of all such Indebtedness shall not exceed the greater of (i) $60,000,000 and (ii) the sum of the amount of Indebtedness required for the Borrower and its Subsidiaries to purchase 10% of its inventory at such time pursuant to such arrangement and 100% of cash and Cash Equivalents of the Borrower at such time.

          12. The definition of "Permitted Mortgage Financing" in Section 11.01 of the Credit Agreement is hereby amended so that the number "75" in the definition is deleted and replaced with the number "60".

          13. In order to induce the undersigned Banks to enter into this Amendment, the Borrower hereby represents and warrants that (x) no Default or Event of Default exists on the Second Amendment Effective Date (as defined below) both before and after giving effect to this Amendment and (y) all of the representations and warranties contained in the Credit Agreement shall be true and correct in all material respects as of the Second Amendment Effective Date both before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the Second Amendment Effective Date (it being understood that any representation or warranty made as of a specified date shall be required to be true and correct in all material respects only as of such specific date).

          14. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          15. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

          16. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          17. This Amendment shall become effective on the date (the "Second Amendment Effective Date") when (x) the Borrower and the Required Banks (i)
shall have signed a counterpart hereof (whether the same or different counterparts) and (ii) shall have delivered (including by way of telecopier) the same to the Agent at the Notice Office and (y) the Borrower has paid to the Administrative Agent, for pro rata distribution to each Bank, a fee equal to 1/8 of 1% on the total principal amount of outstanding Loans and Commitments on such date.

          18. From and after the Second Amendment Effective Date all references in the Credit Agreement and the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

          IN  WITNESS  WHEREOF,   each  of  the  parties  hereto  has  caused  a
counterpart of this Amendment to be duly executed and delivered as of the date first above written.




Address:


7100 Service Merchandise Drive           SERVICE MERCHANDISE
Brentwood, TN 37027                       COMPANY, INC.
Attn:  Wade L. Smith

Telephone: (615) 660-6000
Telecopy:  (615) 660-3667                By /s/ S. Cusano
                                            -------------------------

270 Park Avenue                          CHEMICAL BANK
9th Floor                                 Individually, and as
New York, New York 10017                  Administrative Agent
Attn:  Christopher C. Wardell

Telephone: (212) 270-2053
Telecopy: (212) 270-6125                  By /s/ Lisa D. Benitez
                                             -------------------------
                                           Title: VICE PRESIDENT


With a copy to:

Chase Securities Inc.
10 South LaSalle Street
Suite 2300
Chicago, Illinois 60603
Attn: Paul Doran

Telephone: (312) 807-4035
Telecopy: (312) 443-1964

One Ravinia Drive                        ABN AMRO BANK N.V.,
Suite 1200                                ATLANTA AGENCY
Atlanta, GA 30346-2103
Attn:  Mr. Adam Greene

Telephone: (404) 399-7378                By /s/ L. K. Kelley
Telecopy:  (404) 395-9188                   -------------------------
                                          Title: Group Vice President


                                         By /s/ Steven L. Hipsman
                                            -------------------------
                                          Title: Vice President


245 Park Avenue                          ARAB BANKING CORPORATION
New York, NY 10167
Attn:  Ms. Louise Bilbro

Telephone: (212) 850-0665                By /s/ Louise Bilbro
Telecopy:  (212) 599-8385                   -------------------------
                                          Title: Vice President


100 Federal Street                       THE FIRST NATIONAL BANK OF
Boston, MA 02110                          BOSTON
Attn:  Mr. Peter Griswold

Telephone: (617) 434-8312                By /s/ Peter Griswold
Telecopy:  (617) 434-0630                   -------------------------
                                          Title: Director


430 Park Avenue                          THE BANK OF MONTREAL
New York, NY 10022
Attn:  Ms. Lisa Megeaski

Telephone: (212) 605-1441                By
Telecopy:  (212) 605-1455                   -------------------------
                                          Title:

One Wall Street                          THE BANK OF NEW YORK
22nd Floor
New York, NY 10286
Attn:  Mr. Greg Batson
                                         By /s/ Paula M. DiPonzio
Telephone: (212) 635-6898                   -------------------------
Telecopy:  (212) 635-6434                 Title: Vice President



Structured Finance Department            THE BANK OF TOKYO-MITIUBISHI TRUST
1251 Avenue of the Americas              COMPANY, successor to merger to The
New York, NY 10022                       Bank of Tokyo Trust Company, as a Bank


Attn:  Mr. Paul Malecki
                                         By /s/ Paul P. Malecki
Telephone: (212) 782-4343                   -------------------------
Telecopy:  (212) 782-4981                 Title: Vice President



787 7th Avenue                           BANQUE PARIBAS
New York, NY 10019
Attn:  Ms. Ann Pifer

Telephone: (212) 841-2383                By /s/ Ann C. Pifer
Telecopy:  (212) 841-2333                   -------------------------
                                          Title: Vice President


                                         By /s/ Mary T. Finnegan
                                            -------------------------
                                          Title: Group Vice President


Two Paces West                           CANADIAN IMPERIAL BANK
2727 Paces Ferry Road                    OF COMMERCE
Atlanta, GA 30339
Attn:  Ms. Kathryn W. Sax

Telephone: (404) 319-4903                By /s/ Kathryn W. Sax
Telecopy: (404) 319-4954                    -------------------------
                                          Title: Authorized Signatory

New York Branch                          THE DAIWA BANK, LIMITED
75 Rockefeller Plaza
New York, NY 10019
Attn:  Mr. Prescott Vann

Telephone: (212) 554-7043                By
Telecopy:  (212) 554-7210                   -------------------------
                                          Title:


75 Wall Street                           DRESDNER BANK AG,
New York, NY 10005                        NEW YORK BRANCH
Attn:  Mr. Andrew P. Nesi

Telephone: (212) 574-0100
Telecopy:  (212) 574-0129                By
                                            -------------------------
                                          Title:

                                         By
                                            -------------------------
                                          Title:


Marquis One Tower                        THE FUJI BANK, LTD.
Suite 2100
245 Peachtree Center Ave., NE
Atlanta, GA 30303-1208
Attn:  Mr. Brett Johnson                 By /s/ Toshihiro Mitsui
                                            -------------------------
                                          Title: Joint General Manager
Telephone: (404) 653-2100
Telecopy:  (404) 653-2119


Two World Trade Center                   THE HOKKAIDO TAKUSHOKU
99th Floor                                BANK, LTD.
New York, NY 10048
Attn:  Mr. Scott D. Winston

Telephone: (212) 912-6914                By /s/ Kathleen M. Sweeney
Telecopy:  (212) 466-6079                   -------------------------
                                          Title: Sr. Vice President and Manager

245 Park Avenue                          THE INDUSTRIAL BANK OF JAPAN,
New York, NY 10167                        LIMITED - NEW YORK BRANCH
Attn:  Mr. Jim Welch

Telephone: (212) 309-6577                By /s/ Jonri Oda
Telecopy:  (212) 682-2870                   -------------------------
                                          Title: SENIOR VICE PRESIDENT
                                                 AND SENIOR MANAGER


245 Peachtree Center Ave, NE             LTCB TRUST COMPANY
Suite 2801
Atlanta, GA 30303
Attn:  Ms. Becky Sedler
                                         By /s/ John J. Sullivan
Telephone: (404) 659-7210                   -------------------------
Telecopy:  (404) 658-9751                 Title: Executive Vice President




140 Broadway                             MIDLAND BANK PLC
New York, NY 10005
Attn: Ms. Karen Wold

Telephone: (212) 658-2748                By /s/ Michael Spencer
Telecopy:  (212) 658-2586                   -------------------------
                                          Title: Executive Vice President



499 Thornall Street                      MIDLANTIC NATIONAL BANK
9th Floor
Edison, NJ 08818
Attn:  Ms. Lynn Conover
                                         By /s/ M. Lynn Conover
Telephone: (908) 321-2140                   -------------------------
Telecopy:  (908) 321-2144                 Title: Vice President

Structured Finance Department            THE BANK OF TOKYO-MITIUBISHI, LTD.,
1251 Avenue of the Americas              successor to merger to The Mitsubishi
New York, NY 10022                       Bank, Ltd., as a Bank


Attn:  Mr. Paul Malecki
                                         By /s/ Paul P. Malecki
Telephone: (212) 782-4343                   -------------------------
Telecopy:  (212) 782-4981                 Title: Vice President


520 Madison Avenue                       THE MITSUBISHI TRUST AND
25th Floor                                BANKING CORPORATION
New York, NY 10022
Attn:  Ms. Pat Loret de Mola

Telephone: (212) 891-8454                By /s/ Patricia Loret de Mola
Telecopy:  (212) 755-2349                   --------------------------
           (212) 486-0970                 Title: Senior Vice President



One NationsBank Plaza M-5                NATIONSBANK OF NORTH
311 Union Street                          CAROLINA, N.A.
Nashville, TN 37239-1697
Attn:  Ms. Kimberly Dupuy

Telephone: (615) 749-3174                By
Telecopy:  (615) 749-4640                   -------------------------
                                          Title:


245 Park Avenue                          THE NIPPON CREDIT BANK, LTD.
30th Floor
New York, NY 10167
Attn:  Mr. Yasuhide Yahiro
                                         By /s/ Yasuhide Yahiro
Telephone: (212) 984-1217                   -------------------------
Telecopy:  (212) 490-3895                 Title: Assistant Vice President

Marquis One Tower                        THE SAKURA BANK, LIMITED
Suite 2703
245 Peachtree Center Ave., N.E.
Atlanta, GA 30303
Attn:  Mr. Chad Zimmerman                By /s/ Hiroyasu Imanishi
                                            -------------------------
                                           Title: V.P. & SENIOR MANAGER
Telephone: (404) 521-3111
Telecopy:  (404) 521-1133


Georgia Pacific Center                   THE SUMITOMO BANK, LIMITED
Suite 3210                                ATLANTA AGENCY
133 Peachtree Street, N.E.
Atlanta, GA 30303
Attn:  Mr. Gary Franke                   By
                                            -------------------------
Telephone: (404) 526-8511                 Title:
Telecopy:  (404) 521-1187


55 East 52nd Street                      THE TOKAI BANK, LTD.
New York, NY 10055                        NEW YORK BRANCH
Attn:  Ms. Haruyo Niki

Telephone: (212) 339-1123                By
Telecopy:  (212) 754-2170                   -------------------------
                                          Title:


One Detroit Center                       COMERICA BANK
500 Woodward Avenue, MC 3281
9th Floor
Detroit, MI 48226
Attn:  Mr. Bradley A. Terryn             By /s/ Bradley Terryn
                                            -------------------------
Telephone: (313) 222-6272                 Title: Vice President
Telecopy:  (313) 222-3330

640 5th Avenue                           BANK OF IRELAND, CAYMAN
New York, NY 10019                        ISLAND BRANCH
Attn:  Mr. Roger Burns

Telephone: (212) 397-1712                By /s/ John Cusack
Telecopy:  (212) 586-7752                   -------------------------
                                          Title: A. V. P.


1211 Avenue of the Americas              WESTDEUTSCHE LANDESBANK
New York, NY 10036                        GIROZENTRALE, NEW YORK
Attn:  Mr. Alan Bookspan                  AND CAYMAN ISLAND BRANCHES

Telephone: (212) 852-6023
Telecopy:  (212) 852-6307                By /s/ Salvadore Batinelli
                                            -------------------------
                                          Title: VP


                                         By /s/ Karen E. Hoplock
                                            -------------------------
                                          Title: Vice President


1 Parkview Plaza                         VAN KAMPEN AMERICAN CAPITAL
Oakbrook Terrace, IL 60181                PRIME RATE INCOME TRUST
Attn:  Mr. Jeffrey W. Maillet

Telephone: (708) 684-6438                By
Telecopy:  (708) 684-6740                   -------------------------
                                          Title:


666 Fifth Avenue, Suite 800              THE YASUDA TRUST AND BANKING
New York, NY 10103                        COMPANY, LTD.
Attn:  Mr. Makoto Tagawa

Telephone: (212) 373-5709
Telecopy:  (212) 373-5796                By /s/ M. Tagawa
                                            -------------------------
                                          Title: Deputy General Manager